EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Nova Resources Inc. (the “Company”) on Form 10-QSB/A for the period ended November 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Alexander Craven, the Chief Executive Officer, President and Director (Principal Executive Officer and Principal Accounting Officer) of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)           the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: January 19, 2007

By:	/s/ Alexander Craven
Alexander Craven, President, Chief Executive Officer
(Principal Executive Officer and Principal Accounting Officer)